UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
OILSANDS QUEST, INC.
(Exact name of registrant as specified in its charter)

Colorado	98-0461154
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
205, 707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)
KARIM HIRJI, CHIEF FINANCIAL OFFICER
OILSANDS QUEST INC.
205, 707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Name, address, including zip code and telephone number, including area code, of agent for service)
It is requested that copies of all correspondence be sent to:
Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777
Securities to be registered pursuant to Section 12(b) of the Act: Common Stock Purchase Warrants

Title of each class to be so registered: N/A	Name of each exchange on which each class is to be registered: The American Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-147200
Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of Registrant’s Securities to be Registered.
     The Company is registering a total of 6,325,000 Common Share Purchase Warrants. Each whole Warrant entitles the holder thereof to purchase one Common Share of the Company at a price of $6.75 (US) at any time during the two-year period beginning December 5, 2007. Each Warrant is transferable until December 5, 2009.
     The description of Warrants under the caption “Details of the Offering” on pages S-6 to S-8 of the Company’s Prospectus Supplement, dated November 21, 2007, to the Registration Statement on Form S-3AR (No. 333-147200), is incorporated herein by reference.
Item 2.     Exhibits.

Exhibit
Number	Description
1.	Warrant Indenture, to be entered into on December 5, 2007, filed herewith.
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2007	OILSANDS QUEST, INC.
	By:	/s/ Karim Hirji
Karim Hirji, Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
1.	Warrant Indenture, to be entered into on December 5, 2007, filed herewith.

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